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                                                                EXHIBIT 3.4


                      WARRANT TO PURCHASE COMMON STOCK
                           OF APOLLO GENETICS, INC.



For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, APOLLO GENETICS, INC. (the "Company") hereby grants unto NEUROSCIENCE PARTNERS LIMITED PARTNERSHIP (the "holder"), subject to the terms and conditions set forth herein, warrants (the "Warrants") to subscribe for and to have issued to it, subject to adjustment as provided for herein, 150,000 shares of $.02 par value common stock ("Common Shares") in the capital of the Company, as the same may be reorganized or reclassified pursuant to any of the events set out herein, as fully paid and non-assessable, for an exercise price of $131,250 or $.875 per Common Share, (the "Exercise Price"). The Warrants may be exercised at any time in whole or from time to time in part, in accordance with and subject to the provisions hereof up to 5:00 p.m. (Boston time) on December 17, 2003 (the "Time of Expiry"). If any of the Warrants have not been exercised by the Time of Expiry all rights under any unexercised Warrants shall wholly cease and terminate and such Warrants shall be void and of no value or effect.

The Warrants are being granted pursuant to a Royalty Purchase Agreement between the Company and the holder dated the date hereof (the "Purchase Agreement"). In the event of any conflict or inconsistency between the provisions of the Warrants and the provisions of the Purchase Agreement, the Purchase Agreement shall govern.


1.    EXERCISE OF WARRANTS

      (a) EXERCISE The Warrants may be exercised by the holder in accordance with the provisions hereof by surrendering to the Company at its principal office, in the City of Cambridge, Massachusetts, or at such other address in the United States as the holder may be notified in writing by the Company, at any time after the date hereof up to the Time of Expiry this certificate, together with a Subscription Form, substantially in the form attached hereto as
            Schedule 1, duly completed and executed, and cash or a certified cheque, money order or bank draft payable to or to the order of the Company for the amount equal to the Exercise Price per Common Share multiplied by the number of Common Shares subscribed for.

       (b) PARTIAL EXERCISE The holder may subscribe for and have issued to it a number of Common Shares less than the total number the holder is entitled to pursuant to this warrant certificate. In the event of any such subscription prior to the Expiry Time, the holder shall be entitled to receive, without charge, a new warrant certificate (containing the same terms and conditions as this certificate) in respect of the balance of the Common Shares for which holder was entitled to subscribe pursuant to this warrant certificate and which were then not subscribed for.

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       (c)  NET EXERCISE  Provided that the Common Shares are: (i) listed and posted for trading on a national securities exchange; or (ii) qualified for unlisted trading privileges on a trade reporting and quotation system for over-the-counter trading, the holder shall have the right to require the Company to exchange the Warrants (the "Exchange Option"), in whole or in part at any time or from time to time prior to the Expiry Time, for Common Shares as provided for in this Section. Upon exercise of the Exchange Option, the Company shall deliver to the holder (without payment by the holder of any kind) the number of Common Shares calculated as follows:


                       Y(A-B)
                  X = --------
                          A

            where:        X = the number of Common Shares to be issued to the
                              holder upon the exercise of the Exchange Option.

                          Y = the maximum number of Common Shares issuable
                              pursuant to the Warrants immediately prior to the exercise of the Exchange Option, provided that if the holder requests exchange with respect only to part of the Warrants, this number shall be that number of Warrants for which exchange has been requested.

                          A = the Current Market Price on the day immediately
                              preceding the receipt of the Warrant Certificate and Subscription Form specifying that the holder is exercising the Exchange Option.

                          B = the Exercise Price in effect immediately prior
                              to the exercise of the Exchange Option.

     For the purposes of the Exchange Option, "Current Market Price" at any date, means the weighted average of the closing prices per Common Share for the 30 trading days immediately prior to such date at which the Common Shares have traded on: (i) the principal national securities exchange on which the Common Shares are listed and posted for trading; or (ii) if the Common Shares are not listed and posted for trading on a national securities exchange, on the trade reporting and quotation system for over-the-counter trading on which the Common Shares are qualified for unlisted trading privileges.

     The Exchange Option may be exercised by the holder, in whole or in part at any time or from time to time, by surrending or delivering to the Company prior to the Expiry Time at the address specified in
     Section 1(a) hereof with the Subscription Form, duly completed and executed, specifying that the holder is exercising the Exchange Option to acquire the number of Common Shares then issuable upon such exchange pursuant to this Section.

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(d)   SHARE CERTIFICATES Within 15 days after the date on which the Company receives a duly completed and executed Subscription Form (the "Exercise Date"), the Company shall (without payment by the holder of any kind, other than as provided in Section 1(a) above) issue and deliver to the address specified by the holder, registered in such name or names as the holder may direct or if no such direction has been given, in the name of the holder, a certificate or certificates for the number of Common Shares issuable hereunder as a result of the delivery of the Subscription Form. Such exercise shall be deemed to have been effected as of the close of business on the Exercise Date and at such time the rights of the holder with respect to the Warrants which have been exercised as such shall cease, and the person or persons in whose name or names any certificate or certificates for Common Shares shall then be issuable upon such exercise or deemed exercise shall be deemed to have become the holder or holders of record of the Common Shares represented thereby.

(e) FRACTIONAL SHARES No fractional shares shall be issued upon exercise of the Warrants.

(f) CORPORATE CHANGES If the Company shall be a party to any reorganization, merger, amalgamation, dissolution or sale of all or substantially all of its assets (an "Event"), whether or not the Company is the surviving entity, the number of Warrants shall be adjusted so as to apply to the number of securities to which the holder of that number of Common Shares subject to the unexercised Warrants immediately prior to the Event would have been entitled by reason of such Event. If the number of securities to which the holder is entitled following an Event is greater than the number of unexercised Warrants immediately prior to the Event, then the Exercise Price per share in effect immediately prior to such Event shall be reduced by the reciprocal of the multiple required to be used to arrive at the new number of securities. If the number of securities to which the holder is entitled following an Event is less than the number of unexercied Warrants immediately prior to the Event, then the Exercise Price per share in effect immediately prior to such Event shall be increased by the reciprocal of the fraction required to be used to arrive at the new number of securities.

(g) SUBDIVISION OR CONSOLIDATION OF SHARES In the event the Company shall subdivide its outstanding Common Shares into a greater number of Common Shares, the number of Common Shares that the holder shall thereafter be entitled to subscribe for and have issued to it hereunder shall be proportionately increased and the Exercise Price per share in effect immediately prior to such subdivision shall be reduced by the reciprocal of the multiple used to arrive at the new number of Common Shares. Conversely, in the event the Company shall consolidate its outstanding Common Shares into a lesser number of Common Shares, the number of Common Shares that the holder shall thereafter be entitled to subscribe for and have issued to it hereunder shall be

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      proportionately decreased and the Exercise Price per share in effect immediately prior to such consolidation shall be increased by the reciprocal of the fraction used to arrive at the new number of Common Shares.

(h) STOCK DIVIDENDS OR DISTRIBUTIONS In the event the Company: (i) issues Common Shares or securities exchangeable for or convertible into Common Shares to all or substantially all the holders of the Common Shares as a stock dividend; or (ii) makes a distribution on its outstanding Common Shares payable in Common Shares or securities exchangeable for or convertible into Common Shares, the number of Common Shares that the holder shall thereafter be entitled to subscribe for and have issued to it hereunder shall be increased in proportion to the increase in the number of outstanding Common Shares (on a fully diluted basis) as a result of the stock dividend or distribution and the Exercise Price per share in effect immediately prior to such stock dividend or distribution shall be reduced by the reciprocal of the multiple used to arrive at the new number of Common Shares.

(i) OTHER DISTRIBUTIONS In the event the Company makes a distribution (a "Distribution") on its outstanding Common Shares payable in: (i) shares of the Company of any class other than Common Shares; (ii) rights, options or warrants to acquire shares or securities exchangeable for or convertible into shares or property or other assets of the Company;
      (iii) evidence of indebtedness; or (iv) any property or other assets of the Company, the Exercise Price per share in effect immediately prior to such Distribution shall be reduced by a fraction that is equal to the ratio of the aggregate fair market value of the Company immediately following the Distribution to the fair market value immediately prior to the Distribution.

(j) CHANGE OR RECLASSIFICATION OF SHARES In the event the Company shall change or reclassify its outstanding Common Shares into a different class of securities, the Warrants shall be adjusted so as to apply to the number of the successor class of securities to which the holder of that number of Common Shares subject to the unexercised Warrants immediately prior to the change or reclassification would have been entitled to by reason of such change or reclassification. If the number of securities to which the holder is entitled to subscribe for and have issued to it hereunder following a change or reclassification is greater than the number of unexercised Warrants immediately prior to the change or reclassification, then the Exercise Price per share in effect immediately prior to such change or reclassification shall be reduced by the reciprocal of the multiple required to be used to arrive at the new number of securities. If the number of securities to which the holder is entitled to subscribe for and have issued to it hereunder following a change or reclassification is less than the number of unexercised Warrants immediately prior to the change or reclassification, then the Exercise Price per share in effect immediately prior to such change or reclassification shall be increased by the reciprocal of the fraction required to be used to arrive at the new number of securities.

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(k)   ADDITIONAL SUBSCRIPTIONS  If at any time the Company grants to its shareholders the right to subscribe for and purchase pro rata additional securities of the Company or of any other corporation or entity, the Company shall grant to the holder the right to subscribe for and purchase the same securities on the same terms and conditions as being granted to its shareholders pro rata as if the holder was the shareholder of that number of Common Shares subject to the unexercised Warrants.

(l) NOTICE OF ADJUSTMENT Upon any adjustment of the number of Common Shares and the Exercise Price per share subject to these Warrants then and in each case the Company shall give written notice thereof to the holder, which notice shall state the number of Common Shares or other securities subject to the unexercised Warrants and the Exercise Price per share resulting from such adjustment, and shall upon receipt of the written request of the holder set forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

(m) ADJUSTMENTS CUMULATIVE The adjustments provided for herein are cumulative and will: (i) in the case of adjustments to the Exercise
      Price, be computed to the nearest one-tenth of one percent; (ii) in the case of adjustments to the number of Common Shares which may be subscribed for and purchased hereunder, be computed to two decimal places and rounded up or down, as appropriate, to the nearest whole number; and (iii) be made successively whenever an event referred to herein occurs. For certainty, no adjustment in the Exercise Price is required to be made unless such adjustment would result in a change of at least one percent (1%) in the prevailing Exercise Price; provided, however, that any adjustments which, except for the provisions of this Subsection, would otherwise have been required to be made, will be carried forward and taken into account in any subsequent adjustments.

(n) SHARES TO BE RESERVED The Company will at all times keep available, and reserve out of its authorized Common Shares, solely for the purpose of issue upon the exercise of the Warrants, such number of Common
      Shares as shall then be issuable upon the exercise or deemed exercise of the Warrants. The Company covenants and agrees that all Common
      Shares which shall be so issuable will, upon issuance, be duly authorized and issued as fully paid and non-assessable. The Company will take all such actions as may be possible to ensure that all such Common Shares may be so issued without violation of any applicable requirements of any stock exchange upon which the Common Shares may be listed or in respect of which the Common Shares are qualified for unlisted trading privileges and without violation of any applicable law. The Company acknowledges that the Common Shares issuable upon due exercise of the warrants are subject to the Registration Rights Agreement between the parties of even date herewith.

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2.   REPLACEMENT

Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this warrant certificate, the Company will issue to the holder a replacement certificate (containing the same terms and conditions as this certificate).

3.   EXPIRY DATE

The Warrants shall expire and all rights to subscribe for Common Shares hereunder shall cease and become null and void at the Time of Expiry.

4.   SATURDAYS, SUNDAYS AND HOLIDAYS

If any action is required to be taken pursuant hereto on or by a specified date which is a Saturday, Sunday or a civic or statutory holiday in Boston, Massachusetts or Toronto, Ontario, then such action shall be valid if taken on or by the next succeeding day that is not a Saturday, Sunday or a civic or statutory holiday in Boston, Massachusetts or Toronto, Ontario.

5.   GOVERNING LAW

This Agreement shall be governed by, and interpreted and enforced in accordance with, the laws in force in the Commonwealth of Massachusetts. The Parties irrevocably submit to the non-exclusive jurisdiction of the courts of the Commonwealth of Massachusetts with respect to any matter arising hereunder or related hereto.

6.   AMENDMENT

These Warrants and the terms hereof may be amended or supplemented only by a written agreement signed by the Company and the holder.

7.   SUCCESSORS

Subject to the terms hereof, these Warrants and the terms hereof shall enure to the benefit of and be binding upon the holder and the Company and their respective successors and assigns.

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IN WITNESS WHEREOF the Company has caused this certificate to be signed by its duly authorized officers.

DATED December 18, 1996.

                                   APOLLO GENETICS, INC.

                                   /s/ Katherine Gordon
                                   ---------------------------------------
                                   Name:  Katherine Gordon
                                   Title: President


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                                   SCHEDULE 1

                                Subscription Form

TO:  APOLLO GENETICS, INC. (the "Company")

RE: Warrants to purchase 150,000 shares of $.02 par value common stock in the capital of the Company dated December 17, 1996 (the "Warrants").

The undersigned holder hereby irrevocably elects to exercise ____ of the Warrants and hereby subscribes for ____ shares (or other property or securities contemplated in the Warrants) and herewith:

X / / encloses cash or a certified cheque, money order or bank draft payable to the order of the Company in payment of the Exercise Price therefor on the terms and conditions set out in the certificate representing the Warrants (the "Warrant Certificate"); or

X / / elects, pursuant to Section 1(c) of the Warrant Certificate, to exchange the Warrants for the Common Shares and, subject to the issuance to the holder of a certificate for the warrants not being exchanged pursuant hereto, surrenders the Warrant Certificate to the Company and all right, title and interest to the Warrants being exchanged hereby.

If any Warrants represented by this certificate are not being exercised or exchanged, a new warrant certificate is to be issued and delivered to the holder.

Terms not otherwise defined herein shall have the meanings assigned thereto in the Warrant Certificate.

DATED this ____ day of _______________, _____.

                                       [THE HOLDER]

                                       By: ____________________________________
                                       Name:
                                       Title:
DIRECTION AS TO REGISTRATION

Name of Registered Holder:      _______________________________________________

Address of Registered Holder:   _______________________________________________

                                _______________________________________________

DIRECTIONS AS TO DELIVERY

Address of Delivery             _______________________________________________

                                _______________________________________________

Attention:                      _______________________________________________